EXHIBIT 99

                                  PRESS RELEASE

                                                    FOR ADDITIONAL INFORMATION:
                                                    Contact Nick Montesano, CEO
                                                                 (416) 626-5346


DATASTAND  ANNOUNCES  3-for-1 REVERSE STOCK SPLIT

Woodbridge, Ontario, Canada, June 2, 2004, Datastand Technologies, Inc.'s ("Datastand") Board of Directors declared a 3-for-1 reverse stock split of Datastand's common stock to be effective June 14, 2004. Each three shares of Datastand's outstanding common stock will be automatically converted into one share of common stock. Shareholders are not required to return their share certificates. No fractional shares will be issued and will be paid in cash.

Datastand's shares are listed on the OTC Bulletin Board (OTCBB) and the stock symbol is DATT. Datastand's transfer agent is Signature Stock Transfer of One Preston Park, 2301 Ohio Drive, Suite 100, Plano, Texas 75093 USA.

This press release may contain forward-looking statements, which are not historical facts, but which management believes are a benefit to shareholders. These forward looking statements may include management's expectations regarding future events and performance. Future events are difficult to predict and such forward-looking statements contained in this press release which are not historical facts are subject to risks and uncertainties that could cause actual results to differ materially and adversely from those expressed, including, but not limited to, significant changes in general economic conditions, both domestic and international; the impact of market conditions; changes in interest rates; the impact of interest rates and market conditions on loans, deposits and debt; changes in our tax liability and rates; decline in value in our capital investments, and our ability and resources to execute our business strategies and manage risks associated with potential expansion plans or business initiatives. In addition, Datastand discusses certain other risks and uncertainties related to its operations in its reports filed with the Securities and Exchange Commission, which risks and discussion should be read in conjunction with this press release. Datastand assumes no obligation to publicly revise forward-looking statements to reflect subsequent events or changed circumstances.